UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

September 1, 2022

Commission file number: 000-56349

KwikClick, Inc.

(Exact name of registrant as specified in its charter)

Delaware	95-4463033
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

585 West 500 South Suite 130
Bountiful, Utah	84010
(Address of principal executive offices)	(Zip Code)

(801) 243-4840

Registrant’s telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Years.

On September 12, 2022, the Secretary of State of the State of Delaware approved a Certificate of Amendment to our Certificate of Incorporation to increase the number of authorized shares of common stock, par value $0.0001, to 400,000,000 shares. The number of shares of authorized Preferred Stock, par value $0.0001 per share, shall remain 5,000,000. A copy of the Certificate of Amendment to Certificate of Incorporation is attached as Exhibit 3.1 hereto and incorporated by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officer.

Appointment of Jeffrey Yates, CPA, as Chief Financial Officer and designation as Principal Accounting Officer

Effective as of September 1, 2022, the Board appointed Jeffrey Yates, to serve as the Chief Financial Officer of the Company. Mr. Yates has also been designated as the Principal Accounting Officer. Mr. Yates will earn compensation from the Company at the rate of $5,000 per month. He is also entitled to reimbursement for all his business-related expenses. Below is an updated biography for Mr. Yates.

Jeffrey Yates, age 60, has a strong track record for achievement, leadership experience in financial management, strategic planning, and business development. Mr. Yates has extensive experience in accounting, forecasting, cash flow management, treasury, budgeting, financial and operational analysis, reporting and compliance. Proven leadership capabilities in executive management, operations, information systems and project management. Mr. Yates served as Chief Financial Officer for ARIIX from May 2011 – July 2021 and previously served as Chief Financial Officer for Usana Health Sciences from June 2008 – May 2011, also having be a chief financial officer and executive officer in other organizations.  Mr. Yates began his career in finance management in 1990 while serving as a certified public accountant with Price Waterhouse.   He is a member of the American Institute of Certified Public Accountants and Utah Association of Certified Public Accountants. Jeffrey attended Brigham Young University where he studied and received his Master of Accountancy and Bachelor of Science with an emphasis in Management Accounting in December of 1989.

Item 9.01.  Financial Statements and Exhibits.

Exhibit No.	Exhibit Description

3.1	Certificate of Amendment of Certificate of Incorporation.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

KWIKCLICK, INC.

/s/ Matt Williams
Matt Williams
President

Dated:  September 14, 2022